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CONSOLIDATED BALANCE SHEETS                  U S WEST, Inc.
                                 December 31,  December 31,
In millions                          1998          1997
-----------------------------   ------------- --------------

ASSETS
Current assets:
 Cash and cash equivalents      $         49  $          27
 Accounts receivable, net              1,743          1,717
 Inventories and supplies                197            150
 Deferred directory costs                274            257
 Deferred tax asset                      151            271
 Prepaid and other                        78             82
                                ------------- --------------
   Total current assets                2,492          2,504

Property, plant and equipment - n     14,908         14,308
Other assets - net                     1,007            855
                                ------------- --------------
   Total assets                 $     18,407  $      17,667
                                ============= ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term debt                $      1,277  $         695
 Accounts payable                      1,347          1,377
 Accrued expenses                      1,702          1,791
 Advanced billings and deposits          370            336
                                ------------- --------------
   Total current liabilities           4,696          4,199


Long-term debt                         8,642          5,020
Postretirement and other
 postemployment
 benefit obligations                   2,643          2,534
Deferred taxes, credits and other      1,671          1,547

Stockholders' equity                     755          4,367
                                ------------- --------------
   Total liabilities and
      stockholders' equity      $     18,407  $      17,667
                                ============================
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